Exhibit (a)(1)(A)

ALX ONCOLOGY HOLDINGS INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS

This document constitutes part of the prospectus relating to the securities that have been registered under the Securities Act of 1933, as amended.

The prospectus relates to the ALX Oncology Holdings Inc. Amended and Restated 2020 Equity Incentive Plan.

December 2, 2024

ALX ONCOLOGY HOLDINGS INC.

OFFER TO EXCHANGE CERTAIN

OUTSTANDING STOCK OPTIONS FOR NEW STOCK OPTIONS

This Offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on December 30, 2024,

unless we extend them.

By this offer (the “Offer”), ALX Oncology Holdings Inc. (“ALX,” “we,” “our” or “us”) is giving eligible employees of ALX and its subsidiaries the opportunity to exchange some or all of their stock options granted under our Amended and Restated 2020 Equity Incentive Plan with an exercise price per share greater than $2.75 and greater than the closing sales price of a share of our common stock on The Nasdaq Global Select Market on the date the Offer expires, whether vested or unvested, that are outstanding at the start of this Offer and remain outstanding and unexercised through the expiration of this Offer (“eligible options”), for new options to purchase shares of our common stock (“new options”) covering a lesser number of shares than were subject to the corresponding eligible options immediately before being cancelled in the Offer. Each new option will be granted under, and subject to, the terms and conditions of our Amended and Restated 2020 Equity Incentive Plan and an option agreement thereunder. You are an eligible employee if you are an employee of ALX or any of its subsidiaries who resides in or whose principal work location is in the United States as of the start of the Offer, and remain an employee of ALX or any of its subsidiaries who resides in or whose principal work location is in the United States through the expiration of the Offer and the date the new options are granted, excluding any individual who serves as either an officer, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of ours, or certain other specified members of our senior management, at any time from the start of the Offer through the expiration of the Offer (such excluded individuals, the “designated officers”). Designated officers are not eligible employees and therefore are not eligible to participate in the Offer. In addition, non-employee members of the board of directors of ALX and consultants of ALX or any of its subsidiaries are not eligible to participate in the Offer.

We will grant new options on the calendar day that the Offer expires (the “new option grant date”), which is the same calendar day on which we will cancel the eligible options that you exchange in the Offer. The Offer will expire 9:00 p.m., Pacific Time, on December 30, 2024, unless we extend the Offer (the time and date of such expiration, the “expiration date”). All new options will have an exercise price per share equal to the closing sales price of a share of our common stock on the new option grant date. All new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether the corresponding eligible options cancelled in the Offer consisted of incentive stock options and/or nonstatutory stock options, and will have a maximum term of seven years from the new option grant date, regardless of the term remaining on the corresponding exchanged options.

The number of shares subject to any new options you receive will depend on the number of shares of our common stock subject to the eligible options that you elect to exchange. Each new option grant will cover 80% of the number of shares that were subject to the eligible option grant (with any fractional share rounded down to the nearest whole share).

The new options will be unvested as of the new option grant date, regardless of the extent to which the exchanged eligible options were vested, and will be scheduled to vest based on continued service with us or any of our subsidiaries through each applicable vesting date in accordance with the new vesting schedule. The new vesting schedule generally provides that the new option grant will be scheduled to vest in equal monthly installments over 30 months following the new option grant date or if longer, the number of months of the total vesting period that remained under the eligible option grant as of the date the eligible option grant was cancelled, with any fractional month rounded up to the nearest whole month; and provided that if the eligible option grant had any cliff vesting date (as defined below) that was scheduled to occur after the new option grant date, then no vesting dates will be scheduled to occur under the new option grant before such cliff vesting date. Instead, the monthly installments under the new option grant otherwise scheduled to vest before such cliff vesting date will be scheduled to vest on the first monthly vesting date under the new option grant that occurs on or after such cliff vesting date. Your participation in this Offer and receipt of any new options does not provide any guarantee or promise of continued service with us or any of our subsidiaries.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “ALXO.” On November 29, 2024, the closing sales price of our common stock was $1.48 per share on The Nasdaq Global Select Market. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this Offer.

See “Risks of Participating in the Offer” beginning on page 15 for a discussion of risks that you should consider before participating in this Offer.

IMPORTANT

If you want to participate in the Offer, we must receive your election form via email (as a PDF) or by fax. Your election form must be received on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. You may change your election to participate in the Offer at any time on or before the expiration date by completing and delivering to us a new election form, but your last valid election form in place when the Offer expires will control. Your delivery of all documents regarding the Offer, including election forms, is at your own risk. Only election forms that are properly completed and signed, and actually received by us by the expiration date via email (as a PDF) or by fax will be accepted. Offer responses submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted. If you submit an election form, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by contacting Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. Note that if you submit any election form within the last two U.S. business days prior to the expiration of the Offer, time constraints may prevent us from providing a confirmation by email prior to the expiration of the Offer.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or other securities commission or regulator has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this Offer. Any representation to the contrary is a criminal offense.

You should direct questions about this Offer to Shelly Pinto, our Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer, at:

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Phone: (650) 800-6675

Email: optionexchange@alxoncology.com

You should direct requests for additional copies of this Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the “Offer to Exchange”) and the other Offer documents to Julia Leontyeva, our Corporate Controller, at:

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Phone: (650) 800-6675

Email: optionexchange@alxoncology.com

We recommend that you discuss the personal tax consequences of this Offer with your financial, legal and/or tax advisers.

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the Offer is not permitted. However, at our discretion, we may take actions necessary for us to make an offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date shown on the first page of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. You should carefully read this entire Offer to Exchange, the accompanying launch email from optionexchange@alxoncology.com on behalf of Jason Lettmann, Chief Executive Officer, and the election form, together with the associated instructions and agreement to the terms of the election. This Offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other Offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the Offer?	3

Q2.	Why are we making this Offer?	3

Q3.	Who may participate in this Offer?	4

Q4.	Which options are eligible for exchange?	4

Q5.	Are my options with an exercise price per share equal to or below $2.75 eligible options?	4

Q6.	Are there circumstances under which I would not be granted new options?	4

Q7.	How do I participate in this Offer?	5

Q8.	Am I required to participate in this Offer?	6

Q9.	How many shares will be subject to my new options?	6

Q10.	Do I have to pay for my new options?	7

Q11.	What will be the exercise price of my new options?	7

Q12.	What will be the maximum term of my new options?	7

Q13.	When will my new options vest and be exercisable?	7

Q14.	If I participate in this Offer, do I have to exchange all of my eligible options?	9

Q15.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	9

Q16.	When will my exchanged options be cancelled?	10

Q17.	Once I surrender my exchanged options through a properly and timely submitted election, is there anything I must do to receive the new options?	10

Q18.	When will I receive the new options?	10

Q19.	Can I exchange shares of ALX common stock that I acquired upon a previous exercise of ALX options?	10

Q20.	Will I be required to give up all of my rights under the cancelled options?	10

Q21.	Will the terms and conditions of my new options be the same as my exchanged options?	10

Q22.	What happens to my options if I choose not to participate or if my eligible options are not accepted for exchange?	11

Q23.	How will we determine whether an eligible option has been properly tendered?	11

Q24.	Will I have to pay taxes if I participate in the Offer?	11

Q25.	Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?	11

Q26.	Will I receive a new option agreement if I choose to participate in the Offer?	12

Q27.	Are there any conditions to this Offer?	12

Q28.	If you extend or change the Offer, how will you notify me?	12

Q29.	Can I change my mind and withdraw from this Offer?	12

Q30.	How do I change or withdraw my election?	12

Q31.	What if I withdraw my election and then decide again that I want to participate in this Offer?	13

Q32.	Are you making any recommendation as to whether I should exchange my eligible options?	14

Q33.	Will my decision to participate in the Offer have an impact on my ability to receive options or other equity awards in the future?	14

Q34.	Whom can I contact if I have questions about the Offer, or if I need additional copies of the Offer documents?	14

The following are some of the terms that are frequently used in this Offer to Exchange.

Terms used in this Offer

“ALX” refers to ALX Oncology Holdings Inc.

“cancellation date” refers to the calendar date when exchanged options will be cancelled. Exchanged options will be cancelled on the same calendar day as the date the Offer expires and the new option grant date. This cancellation of exchanged options will occur after the expiration of the Offer and before the granting of new options. We expect that the cancellation date will be December 30, 2024. If the expiration date is extended, then the cancellation date similarly will be extended.

“cliff vesting date” refers to the first vesting date under an eligible option grant that occurs following a longer period from the vesting commencement date than the length of the recurring periods between subsequent vesting dates. For example, if an eligible option grant is scheduled to vest as to 1/4th of the shares subject to the eligible option grant on the one-year anniversary of the vesting commencement date and as to 1/48th of the shares subject to the eligible option grant monthly thereafter, the cliff vesting date is the date that is the one-year anniversary of the vesting commencement date.

“designated officers” refers to any individual who serves as either a Section 16 officer of ALX, or certain other specified members of senior management of ALX, at any time from the start of the Offer through the expiration date. The designated officers are our Chief Executive Officer, Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer, President and Chief Scientific Officer, Chief Business Officer, Chief Medical Officer, and any other individual who serves as a Section 16 officer of ALX at any time during the offering period.

“eligible employee” refers to an employee of ALX or any of its subsidiaries, other than a designated officer, as of the date the Offer commences who resides in or whose principal work location is in the United States as of the start of the Offer, and remains an employee of ALX or any of its subsidiaries who resides in or whose principal work location is in the United States through the expiration date and the new option grant date. Designated officers, non-employee members of the board of directors of ALX, and consultants of ALX or any of its subsidiaries are not eligible employees.

“eligible option grant” refers collectively to all of the eligible options that are part of the same option grant and subject to the same option agreement. For example, if an individual has been granted eligible options to purchase a total of 1,000 shares of our common stock, the eligible option grant refers to the entire award of eligible options to purchase 1,000 shares of our common stock. However, if the individual has exercised 600 shares subject to that award, eligible option grant refers to the award of eligible options to purchase 400 shares of our common stock that remain subject to the award.

“eligible options” refers to stock options to purchase shares of our common stock granted under the Plan with an exercise price per share greater than $2.75 and greater than the closing sales price of a share of our common stock on The Nasdaq Global Select Market on the date the Offer expires, whether vested or unvested, that are outstanding at the start of this Offer and remain outstanding and unexercised as of the expiration date.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“exchanged options” refers to the eligible options exchanged pursuant to this Offer.

“expiration date” refers to the time and date that this Offer expires. We expect that the expiration date will be 9:00 p.m., Pacific Time, on December 30, 2024. We may extend the expiration date at our discretion. If we extend the Offer, the term “expiration date” will refer to the time and date that the extended Offer expires.

“Nasdaq” refers to The Nasdaq Global Select Market.

“new option grant” refers collectively to all of the new options that are part of the same grant and subject to the same option agreement.

“new option grant date” refers to the date when new options will be granted. The new option grant date will be the same calendar day as the expiration date. We expect that the new option grant date will be December 30, 2024. If the expiration date is extended, then the new option grant date will be similarly extended.

“new options” refers to the options to purchase shares of our common stock granted pursuant to this Offer that replace the exchanged options. The new options will be granted on the new option grant date under and subject to the terms of the Plan and an option agreement between the new option recipient and ALX.

“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Stock Options for New Stock Options.

“offering period” refers to the period from the commencement of this Offer to the expiration date. This period commenced on December 2, 2024, and will end at 9:00 p.m., Pacific Time, on December 30, 2024, unless extended.

“Plan” refers to our Amended and Restated 2020 Equity Incentive Plan.

“Section 16” refers to Section 16 of the Exchange Act.

“Securities Act” refers to the Securities Act of 1933, as amended.

Questions and answers

Q1.	What is the Offer?

A1.

This Offer is a one-time, voluntary opportunity for eligible employees to exchange for new options certain outstanding “underwater” stock options with an exercise price per share greater than $2.75 and greater than the closing sales price of a share of our common stock on Nasdaq on the date the Offer expires.

Q2.	Why are we making this Offer?

A2.

We believe that this Offer will foster retention of our valuable employees and better align the interests of our eligible employees with those of our stockholders to maximize stockholder value. We issued the currently outstanding stock options to attract and retain the best available personnel and to provide additional incentives to our personnel. However, many of our outstanding options, whether or not they currently are exercisable, have an exercise price per share that is significantly higher than the current market price for a share of our common stock. These options are commonly referred to as being “underwater.”

Significantly underwater options provide little or no retention value to our employees, frustrating the purposes for which the options were granted. The underwater options also result in enlarged overhang for us, as the options cannot be removed from our pool of equity awards granted until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). Further, under applicable accounting rules, we must continue to recognize compensation expense related to these options while they are outstanding, even if they are never exercised.

Yet, the competition for the highly skilled employees that we rely on to drive our business success is intense, and equity awards continue to be an important part of our employees’ total compensation and our ability to recruit and retain employees. If we do not conduct this Offer in which underwater stock options with low incentive value may be exchanged for stock options with higher motivation and retentive value, we may find it more difficult to retain our employees and/or necessary to issue significant additional stock options or other equity awards to employees above and beyond our ongoing equity grant practices in order to provide renewed incentive value to our employees. We believe that granting new options in exchange for eligible options will aid in motivating and retaining the eligible employees participating in the Offer because each new option would have an exercise price per share that reflects a more current price with respect to a share of our common stock. We believe that by restarting the vesting on the new options we would grant in the Offer, we provide for a reasonable and a balanced exchange for underwater options and that the extension of vesting would have a much stronger current impact on retention than do underwater options. (See Section 3 of “The Offer” below.)

Q3.	Who may participate in this Offer?

A3.

You may participate in this Offer if you are an eligible employee. You are an “eligible employee” if you are an employee of ALX or any of its subsidiaries, other than a designated officer, who resides in or whose principal work location is in the United States as of the start of the Offer, and remain an employee of ALX or any of its subsidiaries who resides in or whose principal work location is in the United States through the expiration date and the new option grant date. Designated officers are not eligible employees and therefore are not eligible to participate in the Offer. Non-employee members of the board of directors of ALX and consultants of ALX or any of its subsidiaries are not eligible to participate in the Offer. (See Section 1 of “The Offer” below.)

Q4.	Which options are eligible for exchange?

A4.

All stock options granted under the Plan with an exercise price per share greater than $2.75 and greater than the closing sales price of a share of our common stock on Nasdaq on the date the Offer expires, whether vested or unvested, that are outstanding at the start of this Offer and remain outstanding and unexercised as of the expiration date are eligible for exchange in the Offer. If a particular option expires after the commencement of this Offer, but on or before the expiration date, that option is not eligible for exchange.

To help you recall your eligible option grants and give you the information that may be useful for making an informed decision, please refer to the personalized information regarding each eligible option grant that you hold which was sent to you via email on December 2, 2024, by Selina Lau, our Director, Corporate Accounting and Financial Reporting, from optionexchange@alxoncology.com, which lists: the grant date of the eligible option grant; the grant number(s) of the eligible option grant; the exercise price per share of the eligible option grant; whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options; the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the vesting schedule of the eligible option grant; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant. (See Section 2 of “The Offer” below.)

Q5.	Are my options with an exercise price per share equal to or below $2.75 eligible options?

A5.

No. Only options to purchase shares or our common stock that have an exercise price per share greater than $2.75 and greater than the closing sales price of a share of our common stock on Nasdaq on the date the Offer expires can be eligible options. Accordingly, any options to purchase shares of our common stock that have an exercise price per share equal to or below $2.75 are not eligible options and are not eligible to be exchanged in the Offer. Any options to purchase shares of our common stock that have an exercise price per share equal to or below the closing sales price of a share of our common stock on the date the Offer expires also are not eligible options and thus are not eligible to be exchanged in the Offer. (See Section 2 of “The Offer” below.)

Q6.	Are there circumstances under which I would not be granted new options?

A6.

Yes. If for any reason you no longer continue to be an eligible employee through the new option grant date, you will not be eligible to participate in the Offer. As a result, you will not receive any new options. Instead, you will keep your current options and those options will vest and expire or be cancelled in accordance with their existing terms. Except as provided by any applicable law, your employment with ALX or its subsidiaries will remain “at-will” regardless of your participation in the Offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1 of “The Offer” below.)

Moreover, even if we accept your exchanged options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in SEC or Nasdaq rules. However, we do not anticipate any such prohibitions at this time. (See Section 13 of “The Offer” below.)

In addition, if you hold an option that expires after the start of the Offer but on or before the expiration date, that particular option is not eligible for exchange. As a result, if you hold options that expire on or before the currently scheduled expiration date or, if we extend the Offer such that the expiration date occurs later and you hold options that expire on or before the rescheduled expiration date, those options will not be eligible for exchange and such options will continue to be governed by their existing terms. (See Section 16 of “The Offer” below.)

For purposes of your eligibility to participate in this Offer, your employment with ALX or any of its subsidiaries will not be considered to have terminated while you are on a leave of absence that has been approved by ALX or its applicable subsidiary. (See Section 1 of “The Offer” below.)

Q7.	How do I participate in this Offer?

A7.

If you are an eligible employee, at the start of the Offer you will have received a launch email from optionexchange@alxoncology.com on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer. If you want to participate in the Offer, you must complete the election process via one of the following methods. If you do not want to participate, then no action is necessary.

Elections by Email (as a PDF)

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form either electronically using Adobe Acrobat Sign or DocuSign or by a wet signature (that is, using ink) on the printed election form. For clarity, your election form must be submitted via email as a PDF. If you sign a printed election form (i.e., using a wet signature), the election form must be emailed as a scanned PDF.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by email (as a PDF) to the following email address:

Email: optionexchange@alxoncology.com

Elections via Fax

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF and printing the election form or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form by a wet signature (that is, using ink) on the printed election form.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by fax at the following fax number:

Attn: Julia Leontyeva

Corporate Controller

ALX Oncology Holdings Inc.

Fax: (650) 412-7080

We prefer that you submit your election form via email (as a PDF) as described above. However, if you choose not to use the email process or you do not have access to email for any reason such as due to technical difficulties, you alternatively may submit your election form by fax as described above.

Your delivery of all documents regarding the Offer, including election forms, is at your risk. If you submit an election form, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by contacting Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. Note that if you submit any election form within the last two U.S. business days prior to the expiration date, time constraints may prevent us from providing a confirmation by email prior to the expiration date. Only election forms that are properly completed and signed, and actually received by us by the expiration date via email (as a PDF) or by fax will be accepted. Offer responses submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted.

To obtain a paper election form, please contact Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675.

If you elect to exchange any eligible option grant in this Offer, you must elect to exchange all eligible options subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants.

We may extend this Offer. If we extend the offering period, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this Offer, we will accept all properly tendered eligible option grants promptly after the Offer expires. (See Section 4 of “The Offer” below.)

Q8.	Am I required to participate in this Offer?

A8.	No. Acceptance of this Offer and participation in the Offer is completely voluntary. (See Sections 2 and 4 of “The Offer” below.)

Q9.	How many shares will be subject to my new options?

A9.

This Offer is not a one-for-one exchange of your eligible options for new options. Eligible options surrendered pursuant to the Offer will be cancelled and exchanged for new options covering a lesser number of shares of our common stock than were subject to the corresponding exchanged options immediately before they were cancelled in the Offer on the basis of an exchange ratio applied to your eligible options on a grant-by-grant basis. The exchange ratio requires that for every 1.25 shares of our common stock that are subject to the eligible option grant, the corresponding new option grant will cover one share of our common stock. Any fractional share resulting from application of the exchange ratio, on a grant-by-grant basis, will be rounded down to the nearest whole share.

Example. For illustrative purposes only, assume that you are an eligible employee and that you hold an eligible option grant covering 3,499 shares of our common stock with an exercise price per share of $15.84. If you exchange this eligible option grant under the Offer, then on the new option grant date, you will receive a new option grant covering 2,799 shares of our common stock. This is equal to 3,499 shares of our common stock divided by 1.25, the exchange ratio, with the resulting fractional share of 0.2 rounded down to the nearest whole share. (See Section 2 of “The Offer” below.)

Q10.	Do I have to pay for my new options?

A10.

You do not have to make any cash payment to us to receive your new options, but in order to exercise your new options and purchase any shares of our common stock subject to your new options, you will be required to pay the exercise price of your new options. Additionally, to the extent that we (or our subsidiary or other affiliate, as applicable) have a tax withholding obligation with respect to the new options, the tax withholding obligations will be satisfied in the manner specified in the Plan and the option agreement thereunder that will govern the terms of your new options. (See Section 9 of “The Offer” below.)

Q11.	What will be the exercise price of my new options?

A11.

The exercise price per share of all new options will be equal to the closing sales price of a share of our common stock as reported on Nasdaq on the new option grant date, which is the same calendar day as the expiration date, currently expected to be December 30, 2024. We cannot predict the exercise price of the new options. (See Section 9 of “The Offer” below.)

Q12.	What will be the maximum term of my new options?

A12.	The maximum term of all new options will be seven years from the new option grant date, regardless of the term remaining on the corresponding exchanged options.

Example. For illustrative purposes only, assume that the new option grant date is December 30, 2024. The maximum term of all new options will be seven years from December 30, 2024, such that the new options will have an expiration date of December 30, 2031, subject to earlier termination in accordance with the terms of the Plan and an option agreement thereunder (such as in the event of an earlier termination of your service). (See Section 9 of “The Offer” below.)

Q13.	When will my new options vest and be exercisable?

A13.

All new options will be unvested as of the new option grant date, even if the corresponding exchanged option was fully or partially vested. Each new option will be unexercisable while it remains unvested, regardless of whether the corresponding exchanged option was early exercisable. The vesting commencement date of all new options will be the new option grant date and the new options will be subject to additional vesting, in each case subject to the new option recipient’s continued service with us or any of our subsidiaries through the applicable vesting date, as follows:

•

Each new option will be scheduled to vest in equal monthly installments on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) (the “monthly vesting date”) over the vesting period following the new option grant date, which will be the longer of (i) 30 months or (ii) the number of months that had remained as of the cancellation date under the vesting schedule of the corresponding eligible option grant cancelled in the Offer, with any fractional number of months rounded up; and provided that if the eligible option grant had a cliff vesting date that was scheduled to occur after the new option grant date, then the vesting dates of the monthly installments under the new option grant that otherwise would occur before such cliff vesting date instead will be the first monthly vesting date under the new option grant that occurs on or after such cliff vesting date.

•

We will make minor modifications to the vesting schedule of any new options to eliminate fractional vesting (such that a whole number of shares of our common stock subject to the new option will vest on each vesting date). As a result, subject to your continued service with ALX or any of its subsidiaries through the relevant vesting date, (i) the number of shares of our common stock that vest on each vesting date will be rounded down to the nearest whole number of shares as of the first vesting date on which a fractional share otherwise will vest, and (ii) fractional shares, if any, will be accumulated until the first vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional share remaining thereafter accumulated again.

•

If your exchanged option was subject to any accelerated vesting upon certain qualifying terminations of employment or other specified events pursuant to an option agreement or other written agreement between you and ALX or any of its subsidiaries, then the corresponding new option also will be subject to such accelerated vesting to the same extent that the eligible option grant was immediately before being cancelled in the Offer.

In all cases described above, vesting is subject to your continued service to us or any of our subsidiaries through each vesting date and the terms and conditions of the Plan and option agreement under the Plan. New options will not be exercisable unless and until they vest. Your participation in this Offer and the receipt of new options does not provide any guarantee or promise of continued service with us or any of our subsidiaries. (See Section 9 of “The Offer” below.)

Example 1

For illustrative purposes only, assume you hold an eligible option grant to purchase 3,600 shares of our common stock granted August 5, 2022, that vested as to 1/4th of the underlying shares on the cliff vesting date of August 5, 2023, and vests as to 1/48th of the underlying shares monthly thereafter on the 5th day of the month, such that the eligible option grant is scheduled to become fully vested on August 5, 2026. Except as may be provided in the Plan, there are no specific accelerated vesting terms that apply to your eligible option grant. Assume also that your eligible option grant is exchanged in the Offer and all new options are granted on December 30, 2024. Under the terms of the Offer, the new option grant will cover 2,880 shares, be entirely unvested and unexercisable upon the new option grant date and have a vesting commencement date of December 30, 2024.

The new option grant will be scheduled to vest, subject to your continued service to us or any of our subsidiaries through the applicable vesting date, with the first vesting date scheduled to be January 30, 2025, and the last vesting date scheduled to be June 30, 2027, as follows.

Scheduled Vesting Dates	Number of Shares of our Common Stock Subject to New Option Grant
The 30th day of each month after the new option grant date (or in the case of a vesting date in February, the 28th day of the month)	96 shares on each such scheduled vesting date

Example 2

For illustrative purposes only, assume you hold an eligible option grant to purchase 4,200 shares of our common stock granted June 13, 2024, that is scheduled to vest as to 1/4th of the underlying shares on the cliff vesting date of June 13, 2025, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the cliff vesting date, such that the eligible option grant is scheduled to become fully vested on June 13, 2028. Except as may be provided in the Plan, there are no specific accelerated vesting terms that apply to your eligible option grant. Assume also that your eligible option grant is exchanged in the Offer and all new options are granted on December 30, 2024. Under the terms of the Offer, the new option grant you receive in exchange for this eligible option grant will cover 3,360 shares, be entirely unvested upon the new option grant date and have a vesting commencement date of December 30, 2024.

The new option grant will be scheduled to vest, subject to your continued service to us or any of our subsidiaries through the applicable vesting date, with the first vesting date scheduled to be June 30, 2025, and the last vesting date scheduled to be June 30, 2028, as follows.

Scheduled Vesting Date	Number of Shares of our Common Stock Subject to New Option Grant
June 30, 2025 (this is the first monthly vesting date of the new option grant that occurs on or after June 13, 2025, the cliff vesting date under the eligible option grant)	480 shares on such scheduled vesting date

The 30th day of each month thereafter (or in the case of a vesting date in February, the 28th day of the month) over an additional 36 months following the first vesting date of June 30, 2025	80 shares on each such scheduled vesting date

Q14.	If I participate in this Offer, do I have to exchange all of my eligible options?

A14.

No. You may pick and choose which of your outstanding eligible option grants you wish to exchange. If you hold more than one eligible option grant, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. However, if you elect to participate in this Offer with respect to any eligible option grant, you must exchange the entire outstanding and unexercised portion of any the eligible option grant. This means that you may not elect to exchange only a portion of any particular eligible option grant (for example, the vested portion, or unvested portion).

For example and except as otherwise described below, if you hold (i) an eligible option grant to purchase 1,000 shares of our common stock, 700 of which you have already exercised, and (ii) an eligible option grant to purchase 2,000 shares of our common stock, you may elect to exchange:

•	The first eligible option grant, covering the entire remaining 300 shares of our common stock,

•	The second eligible option grant, covering 2,000 shares of our common stock,

•	Both of your two eligible option grants, or

•	None of your eligible option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first eligible option grant with respect to only 150 shares of our common stock (or any other partial amount) under that eligible option grant or less than all of the shares of our common stock under the second eligible option grant. (See Section 2 of “The Offer” below.)

Q15.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A15.

If you hold as the legal owner an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, then in order to participate in the Offer with respect to such eligible option grant, you may accept this Offer with respect to the entire remaining outstanding portion of the eligible option grant, including the portion beneficially owned by the other person. As described in Q&A 14, we are not accepting partial tenders of an eligible option grant, so you may not accept this Offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option grant, we will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option grant for any errors made by you with respect to such eligible option grant.

Example. For illustrative purposes only, assume you are an eligible employee and you hold an eligible option grant covering 3,000 shares of our common stock that is subject to a domestic relations order, 1/3 of which is beneficially owned by your former spouse (that is, the portion covering 1,000 shares of our common stock), and you have exercised 600 of the remaining 2,000 shares of our common stock subject to the eligible option grant not beneficially owned by your former spouse. You may elect to exchange the outstanding portion of your eligible option grant covering 2,400 shares of our common stock, including the portion covering the 1,000 shares of our common stock beneficially owned by your former spouse, or you may elect not to participate in the Offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2 of “The Offer” below.)

Q16.	When will my exchanged options be cancelled?

A16.

Your exchanged options will be cancelled following the expiration of the Offer on the same calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be December 30, 2024, unless the offering period is extended. (See Section 6 of “The Offer” below.)

Q17.	Once I surrender my exchanged options through a properly and timely submitted election, is there anything I must do to receive the new options?

A17.

Once your election has been accepted and your exchanged options have been surrendered, the only thing you must do to receive your new options is to remain employed with ALX or any of its subsidiaries through the expiration date and the new option grant date. We expect that the new option grant date will be December 30, 2024. In order to vest in the shares of our common stock underlying the new option grant, you will need to remain an employee or service provider of ALX or its subsidiaries through the applicable vesting dates, as described in Q&A 13. (See Section 1 of “The Offer” below.)

Q18.	When will I receive the new options?

A18.

We will grant the new options on the new option grant date, following the expiration of the Offer. We expect the new option grant date will be December 30, 2024. If the expiration date is delayed, the new option grant date will be similarly delayed. If you are granted new options, we will provide you with your new option agreement under the Plan shortly after the new option grant date. You will need to follow the same electronic procedures that ordinarily apply to any ALX option granted to you in the normal course. (See Section 6 of “The Offer” below.)

Q19.	Can I exchange shares of ALX common stock that I acquired upon a previous exercise of ALX options?

A19.

No. This Offer relates only to outstanding ALX options to purchase shares of our common stock. You may not exchange in this Offer any shares of our common stock that you acquired upon a prior exercise of options or by any other acquisition. (See Section 2 of “The Offer” below.)

Q20.	Will I be required to give up all of my rights under the cancelled options?

A20.

Yes. Once we have accepted your exchanged options in the Offer, your exchanged options will be cancelled, and you no longer will have any rights under those options. (See Section 6 of “The Offer” below.)

Q21.	Will the terms and conditions of my new options be the same as my exchanged options?

A21.

Your new options will have a different exercise price (as discussed in Q&A 11), maximum term (as discussed in Q&A 12), and vesting schedule (as discussed in Q&A 13), and will cover a lesser number of shares of our common stock than as were subject to your exchanged options based on an exchange ratio (as discussed in Q&A 9). In addition, as discussed in Q&A 25, all new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether the eligible option you tender for exchange consists of incentive stock options and/or nonstatutory stock options. (See Section 9 of “The Offer” below for a fuller discussion of these differences.)

The vesting of new options will differ significantly from the corresponding exchanged options. Among other differences, all new options will be unvested as of the new option grant date, even if the corresponding exchanged options are partially or fully vested (as discussed in Q&A 13). You will not have any of the rights or privileges of a stockholder of ALX as to the shares underlying your new options until you are issued the shares of our common stock. Shares of our common stock subject to the new options will be issued if and when the new options vest and you have exercised the new options. Once you have been issued the shares of our common stock, you generally will have all of the rights and privileges of a stockholder with respect to those shares, including the right to vote and to receive dividends, if any.

Many of the other terms and conditions of your new options will remain the same as your exchanged options, but such other terms and conditions that will change generally will not substantially and adversely affect your rights. Your new options will be granted under and subject to the terms and conditions of the Plan and an option agreement between you and ALX. The Plan and current form of option agreement for stock option awards granted under the Plan are incorporated by reference as exhibits to the Tender Offer Statement on Schedule TO with which this Offer to Exchange has been filed with the SEC (the “Schedule TO”) and are available on the SEC website at www.sec.gov.

Q22.	What happens to my options if I choose not to participate or if my eligible options are not accepted for exchange?

A22.

If you choose not to participate, we do not receive your election by the deadline, or we do not accept your eligible options under this Offer, your eligible options will (i) remain outstanding until they are exercised or cancelled or expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule, (iv) retain their current maximum term to expiration, and (v) retain all of the other terms and conditions as set forth in the Plan, the relevant option agreement related to such eligible options and any other written agreement between you and ALX or any of its subsidiaries governing the terms of such options. (See Section 6 of “The Offer” below.)

Q23.	How will we determine whether an eligible option has been properly tendered?

A23.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of the documents you submit to accept the Offer for any of your eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Offer. No tender of eligible options will be deemed to have been made properly until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election, and we will not incur any liability for failure to give any such notice. For example, and in no way limiting ALX’s ability to reject a form that it determines is not appropriate, if you fail to fully complete, or alter in any way, the election form, ALX has the right to reject your election form. (See Section 4 of “The Offer” below.)

Q24.	Will I have to pay taxes if I participate in the Offer?

A24.

If you participate in the Offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or on the new option grant date. However, you normally will have taxable income when you exercise your new options or when you sell the shares you receive upon exercise. (See Section 14 of “The Offer” below.)

For all eligible employees, we recommend that you consult with your own tax adviser to determine the personal tax consequences to you of participating in this Offer.

Q25.	Will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

A25.

All new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether they are granted in exchange for options consisting of incentive stock options and/or nonstatutory stock options in the Offer.

We recommend that you read the tax discussion in Section 14 of “The Offer” below and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisers. (See Section 9 and Section 14 of “The Offer” below.)

Q26.	Will I receive a new option agreement if I choose to participate in the Offer?

A26.

Yes. All new options will be granted under, and subject to, the terms and conditions of the Plan and a new option agreement between you and ALX under the Plan. The Plan and current form of option agreement for stock option awards granted under the Plan are incorporated by reference as exhibits to the Schedule TO filed with the SEC for this Offer and are available on the SEC website at www.sec.gov. (See Section 9 of “The Offer” below.)

Q27.	Are there any conditions to this Offer?

A27.

Yes. The completion of this Offer is subject to a number of customary conditions that are described in Section 7 of “The Offer” below. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may choose to do so at our discretion. (See Section 2 and Section 7 of “The Offer” below.)

Q28.	If you extend or change the Offer, how will you notify me?

A28.

If we extend or change this Offer, we will issue a press release, email or other form of communication disclosing the extension or change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the Offer, as applicable. (See Section 2 and Section 15 of “The Offer” below.)

Q29.	Can I change my mind and withdraw from this Offer?

A29.

Yes. You may change your mind after you have submitted an election and withdraw from the Offer at any time on or before the expiration date (which currently is expected to be 9:00 p.m., Pacific Time, on December 30, 2024) and retain your eligible options under their existing terms. If we extend the expiration date, you may withdraw your election at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the properly submitted election form we receive last on or before the expiration date. (See Section 5 of “The Offer” below.)

Q30.	How do I change or withdraw my election?

A30.

To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible options from this Offer, we must receive a valid new election form indicating only the eligible option grants you wish to exchange in the Offer or a valid new election form indicating that you reject the Offer with respect to all of your eligible options, by completing the election change or withdrawal process via one of the following methods.

Elections by Email (as a PDF)

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form either electronically using Adobe Acrobat Sign or DocuSign or by a wet signature (that is, using ink) on the printed election form. For clarity, your election form must be submitted via email as a PDF. If you sign a printed election form (i.e., using a wet signature), the election form must be emailed as a scanned PDF.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by email (as a PDF) by email to the following email address:

Email: optionexchange@alxoncology.com

Elections via Fax

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF and printing the election form or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form by a wet signature (that is, using ink) on the printed election form.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by fax at the following fax number:

Attn: Julia Leontyeva

Corporate Controller

ALX Oncology Holdings Inc.

Fax: (650) 412-7080

We prefer that you submit your election form via email (as a PDF) as described above. However, if you choose not to use the email process or you do not have access to email for any reason such as due to technical difficulties, you alternatively may submit your election form by fax as described above.

Your delivery of all documents regarding the Offer, including elections, is at your risk. If you submit an election form, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by contacting Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. Note that if you submit any election form within the last two U.S. business days prior to the expiration date, time constraints may prevent us from providing a confirmation by email prior to the expiration date. Only election forms that are properly completed and signed, and actually received by us by the expiration date via email (as a PDF) or by fax will be accepted. Offer responses submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted.

To obtain a paper election form, please contact Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. (See Section 5 of “The Offer” below.)

Q31.	What if I withdraw my election and then decide again that I want to participate in this Offer?

A31.

If you have withdrawn your election to participate with respect to some or all of your eligible option grants and then decide again that you would like to participate in this Offer, you may reelect to participate by submitting a new properly completed and signed election form via email (as a PDF) or by fax, which we must receive on or before the expiration date, in accordance with the procedures described in Q&A 30 and Section 4 of “The Offer” below.

Q32.	Are you making any recommendation as to whether I should exchange my eligible options?

A32.

No. Neither ALX, its board of directors or its executive officers makes any recommendation as to whether or not you should accept this Offer and we have not authorized any person to make any such recommendation. We understand that the decision whether or not to exchange your eligible options in this Offer may require consideration of various factors for many employees. Exchanging your eligible options does carry risk (see “Risks of Participating in the Offer” for information regarding some of these risks), and there are no guarantees that you would ultimately receive greater value from your new options than from the eligible options you exchanged. As a result, you must make your own decision as to whether or not to participate in this Offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own financial, legal and/or tax advisers. (See Section 3 of “The Offer” below.)

Q33.	Will my decision to participate in the Offer have an impact on my ability to receive options or other equity awards in the future?

A33.

No. Your election to participate or abstain from participating in the Offer will have no effect on our making future grants of options, other equity awards, or any other rights to you or anyone else. (See Section 1 of “The Offer” below.)

Q34.	Whom can I contact if I have questions about the Offer, or if I need additional copies of the Offer documents?

A34.	You should direct questions about this Offer to Shelly Pinto, our Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer, at:

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Phone: (650) 800-6675

Email: optionexchange@alxoncology.com

You should direct requests for printed copies of this Offer to Exchange and other offer documents to Julia Leontyeva, our Corporate Controller, at:

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Phone: (650) 800-6675

Email: optionexchange@alxoncology.com

(See Section 10 and Section 17 of “The Offer” below.)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves a number of risks, including those described below. In addition, the risks described below are not the only risks facing ALX. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results. The risks described below, as well as the risk factors in our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, filed with the SEC, each of which is incorporated by reference into this Offer, highlight some of the material risks of participating in this Offer. You should consider these risks carefully, and you are encouraged to speak with an investment and tax adviser as necessary before deciding whether to participate in the Offer. In addition, we urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the exchange of options pursuant to the Offer, as well as the rest of this Offer to Exchange document, for a more in depth discussion of the risks that may apply to you before deciding to participate in the Offer.

In addition, this Offer and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements involve known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk factors” included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2023. Furthermore, such forward-looking statements speak only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Risks Related to Participating in the Offer

Any new options granted to you in the Offer will be entirely unvested as of the new option grant date and will vest over a prescribed time period. You may not exercise these options until they vest, and such vesting generally requires that you remain in the service of ALX or its subsidiaries. If your service with us terminates for any or no reason, your unvested new options may expire automatically.

New options granted to you will be unvested as of the new option grant date and subject to a new vesting schedule. This is true even if your exchanged options are already partially or 100% vested. Vesting generally requires the passage of time and that your services to us or any of our subsidiaries continue through each vesting date. If you do not remain an employee or other service provider with us or any of our subsidiaries through each date your new options vest, you may not have the right to purchase all of the shares subject to those new options. Instead, the unvested portion of your new options generally will expire immediately upon your termination. As a result, you may not receive any value from your new options. Nothing in the Offer should be construed to confer upon you the right to remain an employee of ALX or any of its subsidiaries. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to a termination of your services or that you will otherwise remain employed until the expiration date and the new option grant date or thereafter.

Furthermore, although we currently are not anticipating a merger or acquisition, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment or other service with us or any of our subsidiaries terminates before part or all of your new options vest, you may not receive any value from the unvested portion of the new options.

The new options granted to you in the Offer to Exchange could become underwater after they are granted.

The new options will have an exercise price per share equal to the closing sales price of a share of our common stock as reported on Nasdaq on the new option grant date. If the trading price of our common stock decreases after the new option grant date, the exercise price of your new options will be greater than the trading price of our common stock, and you may not be able to realize any economic gain from the exercise of your new options. The trading price of our common stock can be volatile, and there can be no assurances regarding the future price of our common stock or that the trading price of our common stock will increase after the new option grant date.

If the price of a share of our common stock increases after the date on which your exchanged options are cancelled, your exchanged options might be worth more than the new options that you receive in exchange for them.

The exchange ratio of this Offer does not result in a one-for-one exchange of exchanged options for new options with respect to the number of their underlying shares of our common stock. Therefore, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the new options granted pursuant to this Offer. For example, this could occur if the appreciation in our stock price results in a gain over the exercise price of the eligible options that exceeds the value of the new options granted in exchange for the eligible options. For illustrative purposes only, the following provides an example.

Assume that you exchange an eligible option grant that is a nonstatutory stock option to purchase 1,000 shares of our common stock with an exercise price per share of $15.84 for a new option grant covering 800 shares with an exercise price per share equal to $1.50. Assume, for illustrative purposes only, that the price of a share of our common stock increases to $75.00. Under this example, if you had kept your exchanged options and exercised, and sold, the underlying 1,000 shares when the price of a share of our common stock is $75.00, you would have realized ordinary income of $59,160, but if you exchanged your eligible option for new options and exercised, and sold, the 800 shares of our common stock subject to the new option grant when the price of a share of our common stock is $75.00, you would realize ordinary income of $58,800.

If, after the Offer, we subsequently are acquired by or merge with another company, your exchanged options might have been worth more than the new options that you receive in exchange for them.

Although we currently are not anticipating a merger or acquisition, a transaction involving us could have a substantial effect on our stock price, including significantly increasing the price of shares of our common stock. Depending on the structure and terms of this type of transaction, eligible employees who elect to participate in the Offer might receive less of a benefit from the appreciation in the price of shares of our common stock resulting from the merger or acquisition than they would have received had they not participated. This could result in a greater financial benefit for those eligible employees who did not participate in this Offer and instead had retained their original options.

Tax-Related Risks

If you elect to exchange an eligible option that is an incentive stock option, the new option you receive in its place will be a nonstatutory stock option.

Incentive stock options may be eligible to receive favorable U.S. federal tax treatment. However, all new options granted pursuant to this Offer will be nonstatutory stock options. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 of the Offer to Exchange.

The Offer currently is expected to remain open for 29 calendar days. The Offer may remain open for 30 or more calendar days if the Offer is extended. In that case, if you choose not to participate in this Offer and you are a U.S. taxpayer employee, you will be required to restart the measurement periods required to be eligible for favorable tax treatment for your existing eligible options that are incentive stock options.

Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than two years after the grant date and for more than one year after the date of exercise. Under the tax rules governing incentive stock options, if an offer to modify an incentive stock option remains outstanding for 30 or more calendar days, then the incentive stock option is deemed modified regardless of whether you participate in the offer. The Offer may remain open for 30 or more calendar days if the Offer is extended. In that case, any eligible options that are incentive stock options that you do not exchange will nonetheless be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would be required not to sell or otherwise dispose of any shares of our common stock received upon exercise of those options until more than two years from the date this Offer commenced on December 2, 2024, and more than one year after the date you exercise those options. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 entitled “Material U.S. federal income tax consequences.”

THE OFFER

1. Eligibility.

You are an “eligible employee” if you are an employee of ALX or any of its subsidiaries, other than a designated officer, who resides in or whose principal work location is in the United States as of the start of the Offer, and remain an employee of ALX or any of its subsidiaries who resides in or whose principal work location is in the United States through the expiration date and the new option grant date. Designated officers are not eligible employees and therefore are not eligible to participate in the Offer. Non-employee members of the board of directors of ALX and consultants of ALX or any of its subsidiaries are not eligible to participate in the Offer. Our executive officers and directors are listed on Schedule A of this Offer to Exchange.

To receive a new option, you must remain employed with ALX or any of its subsidiaries through the expiration date and the new option grant date. If for any reason you no longer continue to be an eligible employee through the expiration date and the new option grant date, you will not be an eligible employee and you will not be eligible to participate in the Offer. As a result, you will not receive any new options. Instead, you will keep your current options and those options will vest and expire or be cancelled in accordance with their existing terms. If we do not extend the Offer, the new option grant date is expected to be December 30, 2024. Except as provided by any applicable law, your employment with us or any of our subsidiaries will remain “at-will” regardless of your participation in the Offer and can be terminated by you or your employer at any time with or without cause or notice. In order to continue to vest in your new options, you must remain an employee or other service provider with us or any of our subsidiaries through each vesting date. For purposes of your eligibility to participate in this Offer, your employment with ALX or any of its subsidiaries will not be considered to have terminated while you are on a leave of absence that has been approved by ALX or its applicable subsidiary.

2. Participation in exchange; number of shares subject to new options; expiration date.

Subject to the terms and conditions of this Offer, we will accept for exchange all properly tendered eligible option grants promptly after the expiration of this Offer. In order to be eligible, options must be outstanding and unexercised as of the expiration date. For example, if a particular option expires after the commencement of this Offer, but on or before the expiration date, that option grant is not eligible for exchange. Only eligible options held by eligible employees may be tendered for exchange in the Offer. For example, you may not exchange in this Offer any shares of our common stock acquired upon the prior exercise of options or by any other acquisition.

To help you recall your eligible option grants and give you the information that may be useful for making an informed decision, please refer to the personalized information regarding each eligible option grant that you hold which was sent to you via email on December 2, 2024, by Selina Lau, our Director, Corporate Accounting and Financial Reporting, from optionexchange@alxoncology.com, which lists: the grant date of the eligible option grant; the grant number(s) of the eligible option grant; the exercise price per share of the eligible option grant; whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options; the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the vesting schedule of the eligible option grant; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant.

Participation in this Offer is completely voluntary. You may pick and choose which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible options. However, we are not accepting partial tenders of any option grants. If you elect to participate in this Offer, you must exchange the entire outstanding and unexercised portion of any particular eligible option grant that you choose to exchange, including any eligible options which are legally, but not beneficially, owned by you. You may not elect to exchange only a portion of any particular eligible option grant (for example, the vested portion, or unvested portion). Instead, if you participate in the Offer with respect to any eligible option grant, you must accept the Offer with respect to all of the unexercised shares of our common stock subject to that eligible option grant.

For example and except as otherwise described below, if you hold (i) an eligible option grant to purchase 1,000 shares of our common stock, 700 of which you have already exercised, and (ii) an eligible option grant to purchase 2,000 shares of our common stock, you may elect to exchange:

•	The first eligible option grant, covering the entire remaining 300 shares of our common stock,

•	The second eligible option grant, covering 2,000 shares of our common stock,

•	Both of your two eligible option grants, or

•	None of your eligible option grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first eligible option grant with respect to only 150 shares of our common stock (or any other partial amount) under that eligible option grant or less than all of the shares of our common stock under the second eligible option grant.

If you hold as the legal owner an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, then in order to participate in the Offer with respect to such eligible option grant, you must accept this Offer with respect to the entire remaining outstanding portion of the eligible option grant, including the portion beneficially owned by the other person. As described in the prior paragraph, we are not accepting partial tenders of an eligible option grant, so you may not accept this Offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option, ALX will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option grant for any errors made by you with respect to such eligible option grant.

Example. For illustrative purposes only, assume you are an eligible employee and you hold an eligible option grant covering 3,000 shares of our common stock that is subject to a domestic relations order, 1/3 of which is beneficially owned by your former spouse (that is, the portion covering 1,000 shares of our common stock), and you have exercised 600 of the remaining 2,000 shares of our common stock subject to the eligible option grant not beneficially owned by your former spouse. You may elect to exchange the outstanding portion of your eligible option grant covering 2,400 shares of our common stock, including the portion covering the 1,000 shares of our common stock beneficially owned by your former spouse, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant.

New options

This Offer is not a one-for-one exchange of your eligible options for new options. Eligible options surrendered pursuant to the Offer will be cancelled and exchanged for new options covering a lesser number of shares of our common stock than were subject to the corresponding exchanged options immediately before they were cancelled in the Offer on the basis of an exchange ratio applied to your eligible options on a grant-by-grant basis. The exchange ratio requires that for every 1.25 shares of our common stock that are subject to the eligible option grant, the corresponding new option grant will cover one share of our common stock. Any fractional share resulting from application of the exchange ratio, on a grant-by-grant basis, will be rounded down to the nearest whole share.

Example. For illustrative purposes only, assume that you are an eligible employee and that you hold an eligible option grant covering 3,499 shares of our common stock with an exercise price per share of $15.84. If you exchange this eligible option grant under the Offer, then on the new option grant date, you will receive a new option grant covering 2,799 shares of our common stock. This is equal to 3,499 shares of our common stock divided by 1.25, the exchange ratio, with the resulting fractional share of 0.2 rounded down to the nearest whole share.

Any new options granted to you will be granted under and subject to the terms and conditions of our Plan and an option agreement between you and ALX. The Plan and current form of option agreement for stock option awards granted under the Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov.

The expiration date for this Offer will be at 9:00 p.m., Pacific Time, on December 30, 2024, unless we extend the Offer. We may, in our discretion, extend the Offer, in which event “expiration date” will refer to the latest time and date at which the extended Offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate, and amend the Offer.

3. Purpose of the Offer.

We believe that this Offer will foster retention of our valuable employees and better align the interests of our eligible employees with those of our stockholders to maximize stockholder value. We issued the currently outstanding stock options to attract and retain the best available personnel and to provide additional incentives to our personnel. However, many of our outstanding options, whether or not they currently are exercisable, have an exercise price per share that is significantly higher than the current market price for a share of our common stock. These options are commonly referred to as being “underwater.”

Significantly underwater options provide little or no retention value to our employees, frustrating the purposes for which the options were granted. The underwater options also result in enlarged overhang for us, as the options are unlikely to be exercised while underwater and cannot be removed from our pool of equity awards granted until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). Further, under applicable accounting rules, we must continue to recognize compensation expense related to these options while they are outstanding, even if they are never exercised.

The competition for the highly skilled employees that we rely on to drive our business success is intense, and equity awards are an important part of our employees’ total compensation and our ability to recruit and retain employees. If we do not conduct this Offer in which underwater stock options with low incentive value may be exchanged for stock options with higher motivation and retentive value, we may find it more difficult to retain our employees and/or necessary to issue significant additional stock options or other equity awards to employees above and beyond our ongoing equity grant practices in order to provide renewed incentive value to our employees. We believe that granting new options in exchange for eligible options will aid in motivating and retaining the eligible employees participating in the Offer because each new option would have an exercise price per share that reflects a more current price with respect to a share of our common stock. We believe that by restarting the vesting on the new options we would grant in the Offer, we provide for a reasonable and a balanced exchange for underwater options and that the extension of vesting would have a much stronger current impact on retention than do underwater options.

Except as otherwise disclosed in this Offer or in our SEC filings, we presently have no plans, proposals or active negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation involving ALX;

•	Any purchase, sale or transfer of a material amount of our assets or assets of our subsidiaries;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, except for our search of a new Chief Financial Officer that has been previously disclosed, including without limitation any proposals or change in the number or term of directors or filling any existing board vacancies or any change in any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from Nasdaq or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

None of ALX, its board of directors or its executive officers makes any recommendation as to whether you should accept this Offer, and ALX has not authorized any person to make any such recommendation. You should evaluate carefully all of the information in this Offer and consult your own financial, legal and/or tax advisers. You must make your own decision about whether to participate in this Offer.

4. Procedures for electing to exchange options.

Proper election to exchange options

If you are an eligible employee, then at the start of the Offer you will have received a launch email from optionexchange@alxoncology.com on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer. If you want to participate in the Offer, you must complete the election process via one of the following methods. If you do not want to participate, then no action is necessary. Participation in this Offer is voluntary.

Elections by Email (as a PDF)

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form either electronically using Adobe Acrobat Sign or DocuSign or by a wet signature (that is, using ink) on the printed election form. For clarity, your election form must be submitted via email as a PDF. If you sign a printed election form (i.e., using a wet signature), the election form must be emailed as a scanned PDF.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by email (as a PDF) to the following email address:

Email: optionexchange@alxoncology.com

Elections via Fax

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF and printing the election form or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form by a wet signature (that is, using ink) on the printed election form.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by fax at the following fax number:

Attn: Julia Leontyeva

Corporate Controller

ALX Oncology Holdings Inc.

Fax: (650) 412-7080

We prefer that you submit your election form via email (as a PDF) as described above. However, if you choose not to use the email process or you do not have access to email for any reason such as due to technical difficulties, you alternatively may submit your election form by fax as described above.

Your delivery of all documents regarding the Offer, including election forms, is at your risk. If you submit an election form, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by contacting Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. Note that if you submit any election form within the last two U.S. business days prior to the expiration date, time constraints may prevent us from providing a confirmation by email prior to the expiration date. Only election forms that are properly completed and signed, and actually received by us by the expiration date via email (as a PDF) or by fax. Offer responses submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted.

To obtain a paper election form, please contact Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. To help you recall your eligible option grants and give you the information that may be useful for making an informed decision, please refer to the personalized information regarding each eligible option grant that you hold which was sent to you via email on December 2, 2024, by Selina Lau, our Director, Corporate Accounting and Financial Reporting, from optionexchange@alxoncology.com, which lists: the grant date of the eligible option grant; the grant number(s) of the eligible option grant; the exercise price per share of the eligible option grant; whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options; the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the vesting schedule of the eligible option grant; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant.

We may extend this Offer. If we extend the offering period, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date. Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on December 30, 2024, unless the offering period is extended past that time, in which case your election will become irrevocable after the new expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on January 29, 2025 (which is the 40th U.S. business day following the commencement of the Offer), you may withdraw your options at any time thereafter but prior to our acceptance.

You may change your mind after you have submitted an election and withdraw from the Offer at any time on or before the expiration date, as described in Section 5 below. You may change your mind as many times as you wish, but you will be bound by the properly submitted election form we receive last on or before the expiration date. You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to include more or fewer eligible option grants in your election, you must complete and submit a new election form on or before the expiration date by following the procedures described in Section 5 below. This new election form must be properly completed and signed, and actually received by us after any prior elections you have submitted and must list all eligible option grants you wish to exchange. Any prior election forms will be disregarded. If you wish to withdraw some or all of the eligible option grants you elected for exchange, you may do so at any time on or before the expiration date by following the procedures described in Section 5 below.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this Offer, we will accept all properly tendered eligible option grants promptly after the Offer expires.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which is the same calendar day as the expiration date, currently expected to be December 30, 2024.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Offer. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer. Our acceptance of your options for exchange will constitute a binding agreement between ALX and you upon the terms and subject to the conditions of this Offer.

5. Withdrawal rights and change of election.

You may change an election you previously made with respect to some or all of your eligible options, including an election to withdraw all of your eligible options from this Offer, only in accordance with the provisions of this section. You may change your mind after you have submitted an election and withdraw some or all of your elected eligible options from the Offer at any time before the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. If we extend the expiration date, you may change or withdraw your election of tendered options at any time until the extended Offer expires. In addition, although we intend to accept all validly tendered eligible options promptly after the expiration of this Offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on January 29, 2025 (which is the 40th U.S. business day following the commencement of the Offer), you may withdraw your options at any time thereafter up to such time as ALX does accept your properly tendered options.

Proper election changes and withdrawals

To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Offer, we must receive a valid new election form indicating only the eligible option grants you wish to exchange in the Offer or a valid new election form indicating that you reject the Offer with respect to all of your eligible options, by completing the election change or withdrawal process via one of the following methods.

Elections by Email (as a PDF)

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form either electronically using Adobe Acrobat Sign or DocuSign or by a wet signature (that is, using ink) on the printed election form. For clarity, your election form must be submitted via email as a PDF. If you sign a printed election form (i.e., using a wet signature), the election form must be emailed as a scanned PDF.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by email (as a PDF) to the following email address:

Email: optionexchange@alxoncology.com

Elections via Fax

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF and printing the election form or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form by a wet signature (that is, using ink) on the printed election form.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by fax at the following fax number:

Attn: Julia Leontyeva

Corporate Controller

ALX Oncology Holdings Inc.

Fax: (650) 412-7080

We prefer that you submit your election form via email (as a PDF) as described above. However, if you choose not to use the email process or you do not have access to email for any reason such as due to technical difficulties, you alternatively may submit your election form by fax as described above.

Your delivery of all documents regarding the Offer, including election forms, is at your risk. If you submit an election form, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by contacting Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. Note that if you submit any election form within the last two U.S. business days prior to the expiration date, time constraints may prevent us from providing a confirmation by email prior to the expiration date. Only election forms that are properly completed and signed, and actually received by us by the expiration date via email (as a PDF) or by fax will be accepted. Offer responses submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted.

To obtain a paper election form, please contact Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. To help you recall your eligible option grants and give you the information that may be useful for making an informed decision, please refer to the personalized information regarding each eligible option grant that you hold which was sent to you via email on December 2, 2024, by Selina Lau, our Director, Corporate Accounting and Financial Reporting, from optionexchange@alxoncology.com, which lists: the grant date of the eligible option grant; the grant number(s) of the eligible option grant; the exercise price per share of the eligible option grant; whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options; the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the vesting schedule of the eligible option grant; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant.

If you change your election to withdraw some or all of your eligible option grants, you may elect later to exchange the withdrawn eligible option grants again at any time on or before the expiration of the Offer. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the Offer, unless you subsequently properly elect to exchange such eligible option grants on or before the expiration of the Offer. To reelect to exchange some or all of your eligible option grants, you must submit a new election form to ALX on or before the expiration date by following the procedures described above in this Section 5. This new election form must be properly completed and signed, and actually received by us after your previously submitted election and must list all eligible option grants you wish to exchange. You may change your mind as many times as you wish, but you will be bound by the properly completed and signed election form we receive last on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Upon our receipt of your properly completed and signed election form, any election form we received previously will be disregarded in its entirety and will be considered replaced in full by the new election form.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any tender of any particular options or for any particular option holder, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

6. Acceptance of options for exchange and issuance of new options.

Subject to the terms and conditions of this Offer (including our rights to terminate the Offer, as discussed in Section 15 of this Offer to Exchange), we currently expect that, on the date the Offer expires and promptly after the expiration of this Offer, we will accept for exchange and cancel all properly tendered eligible options that have not been validly withdrawn in exchange for the grant of new options. Promptly following the expiration date, we will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, email or other method of communication. Once the eligible options are cancelled on the cancellation date (which is the same calendar day as the expiration date), you no longer will have any rights with respect to those eligible options.

We will grant the new options on the new option grant date, which is the same calendar day as the cancellation date. We expect the new option grant date to be December 30, 2024. All new options will be granted under, and subject to, the terms and conditions of the Plan and an option agreement between you and ALX under the Plan. If you are granted new options, we will provide you with your new option agreement under the Plan shortly after the new option grant date. You will need to follow the same electronic procedures that ordinarily apply to any ALX option granted to you in the normal course.

Your new options will have a different exercise price, maximum term, and vesting schedule, and will cover a lesser number of shares of our common stock than as were subject to your exchanged options based on an exchange ratio, as discussed in Section 9 of this Offer to Exchange. In addition, all new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether the eligible option you tender for exchange consists of incentive stock options and/or nonstatutory stock options.

Options that we do not accept for exchange will remain outstanding until they are exercised or cancelled or expire by their terms and will retain their current exercise price, vesting schedule and maximum term to expiration, and other terms and conditions as set forth in the Plan, the relevant option agreement related to such options and any other written agreement between you and ALX or any of its subsidiaries governing the terms of such options.

7. Conditions of the Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any options tendered for exchange, and we may terminate the Offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e 4(f)(5) under the Exchange Act, if at any time on or after the date this Offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the Offer or otherwise relating in any manner, to the Offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the Offer, any of which might restrain, prohibit or delay completion of the Offer or impair the contemplated benefits of the Offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•

in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index from the date of commencement of this Offer,

•

the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this Offer, or

•	if any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer;

•

A tender or exchange offer, other than this Offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of this Offer,

•	any such person, entity or group that had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this Offer or with such acceptance for exchange of eligible options;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Offer, other than as contemplated as of the commencement date of this Offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us); or

•

Any rules or regulations by any governmental authority, the Financial Industry Regulatory Authority, Nasdaq, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to ALX that have resulted, or may result in our reasonable judgment, in a material impairment of the contemplated benefits of the Offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us).

If any of the above events occur, we may:

•	Terminate this Offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend this Offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended Offer expires;

•	Amend the terms of this Offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this Offer is open, complete this Offer.

The conditions to this Offer are for our benefit. We may assert them in our discretion before the expiration date regardless of the circumstances giving rise to them. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the Offer. Any such waiver will apply to all eligible employees in a uniform and nondiscretionary manner. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8. Price range of shares underlying the options.

The ALX common stock that underlies your options is traded on Nasdaq under the symbol “ALXO.” The following table shows, for the periods indicated, the high and low sales price per share of our common stock as reported by Nasdaq.

	High	Low
Fiscal Year Ending December 31, 2024
Fourth Quarter (through November 29, 2024)	$1.93	$1.19
Third Quarter	$8.78	$1.76
Second Quarter	$17.83	$5.55
First Quarter	$17.42	$10.60
Fiscal Year Ending December 31, 2023
Fourth Quarter	$15.93	$4.76
Third Quarter	$7.64	$3.94
Second Quarter	$10.16	$4.23
First Quarter	$11.95	$4.44
Fiscal Year Ended December 31, 2022
Fourth Quarter	$13.64	$9.19
Third Quarter	$15.39	$7.99
Second Quarter	$19.84	$5.82
First Quarter	$22.40	$13.22

On November 29, 2024, the last reported closing sales price of our common stock, as reported by Nasdaq, was $1.48 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this Offer.

9. Source and amount of consideration; terms of new options.

Consideration

We will issue new options in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this Offer, upon our acceptance of your properly tendered eligible options, you will be entitled to receive new options covering a lesser number of shares than were subject to the corresponding eligible options immediately before being cancelled in the Offer. The number of shares subject to any new options you receive will depend on the number of shares of our common stock subject to the eligible options that you elect to exchange. Each new option grant will cover 80% of the number of shares that were subject to the eligible option grant (with any fractional share rounded down to the nearest whole share). New options will be unvested as of the new option grant date and will be subject to a new vesting schedule as described below under “Vesting and Exercisability.”

If we receive and accept tenders from eligible employees of all options eligible to be tendered, subject to the terms and conditions of this Offer, options to purchase approximately 3,441,075 shares of our common stock would be surrendered and cancelled, while new options covering approximately 2,752,854 shares of our common stock, or approximately 5.2% of the total shares of our common stock outstanding as of November 26, 2024, would be issued.

General terms of new options

Your new options will have a different exercise price, maximum term, and vesting schedule, and will cover a lesser number of shares of our common stock than as were subject to your exchanged options based on an exchange ratio. The vesting of new options will differ significantly from the corresponding exchanged options. Among other differences, all new options will be unvested as of the new option grant date, even if the corresponding exchanged options are partially or fully vested, as described below under “Vesting and exercisability.”

All new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether the eligible option tendered for exchange consists of incentive stock options and/or nonstatutory stock options.

The maximum term of all new options will be seven years from the new option grant date, regardless of the term remaining on the corresponding exchanged options. For illustrative purposes only, assume that the new option grant date is December 30, 2024. The maximum term of all new options will be seven years from December 30, 2024, such that the new options will have an expiration date of December 30, 2031, subject to earlier termination in accordance with the terms of the Plan and an option agreement thereunder (such as in the event of an earlier termination of your service).

Many of the other terms and conditions of your new options will remain the same as your exchanged options, but such other terms and conditions that will change generally will not substantially and adversely affect your rights. All new options to be granted to you will be granted under, and subject to, the terms and conditions of our Plan and an option agreement between you and ALX.

The following description summarizes the material terms of our Plan. Our statements in this Offer to Exchange concerning the Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan, and the form of option agreement for grants made under the Plan. The Plan and the current form of option agreement for stock option awards granted under the Plan are incorporated by reference as exhibits to the Schedule TO with which this Offer has been filed and are available on the SEC website at www.sec.gov. Please contact us at ALX Oncology Holdings Inc., 323 Allerton Avenue, South San Francisco, California 94080, Attention: Julia Leontyeva (telephone: (650) 800-6675), to receive a copy of the Plan and such form of option agreement. We will promptly furnish you copies of these documents upon request at our expense.

Amended and Restated 2020 Equity Incentive Plan

Our Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees (including officers), directors and consultants. As of November 26, 2024, the maximum number of shares of our common stock subject to options outstanding under the Plan was approximately 10,587,765 shares. As of November 26, 2024, the maximum number of shares of our common stock available for future issuance under the Plan was approximately 555,802 shares. On the first day of each fiscal year of the Company beginning January 1, 2021, and ending (and inclusive of) January 1, 2030, the number of shares of our common stock reserved for issuance under the Plan is increased by an amount equal to the least of (i) 4,000,000 shares, (ii) four percent of the outstanding shares of our common stock on the last day of our immediately preceding fiscal year, or (iii) such number of shares determined by our board of directors on or before the last day of our immediately preceding fiscal year. The next increase of the shares of our common stock reserved for issuance under the Plan is scheduled to occur on January 1, 2025. The Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of the Plan, the administrator has the power to determine the terms, conditions, and restrictions of the options granted, including the number of options and the vesting schedule. The exercise price of an option granted under the Plan generally is determined by the administrator; provided, however, that the exercise price per share of an option shall in no event be less than 100% of the fair market value of a share of our common stock on the date of grant. The vesting applicable to an option granted under the Plan generally is determined by the administrator in accordance with the terms of the Plan. Options previously granted under the Plan generally have a maximum term of 10 years from the date of grant. However, new options granted pursuant to the terms and conditions of the Offer will have a maximum term of seven years from the date of grant.

Exercise price

The exercise price per share of an option granted under the Plan generally is determined by the administrator; provided, however, that the exercise price per share of an option shall in no event be less than 100% of the fair market value of a share of our common stock on the date of grant. For purposes of this Offer, new options will have an exercise price per share equal to 100% of the closing sales price of a share of our common stock on Nasdaq on the new option grant date. The new option grant date is the same calendar day as the expiration date, currently expected to be December 30, 2024.

Vesting and Exercisability

The vesting applicable to an option granted under the Plan generally is determined by the administrator in accordance with the terms of the Plan. All new options will be unvested as of the new option grant date, even if the corresponding exchanged option was fully or partially vested. Each new option will be unexercisable while it remains unvested, regardless of whether the corresponding exchanged option was early exercisable. The vesting commencement date of all new options will be the new option grant date and the new options will be subject to additional vesting, in each case subject to the new option recipient’s continued service with us or any of our subsidiaries through the applicable vesting date, as follows:

•

Each new option will be scheduled to vest in equal monthly installments on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over the vesting period following the new option grant date, which will be the longer of (i) 30 months or (ii) the number of months that had remained as of the cancellation date under the vesting schedule of the corresponding eligible option grant cancelled in exchange for the new option, with any fractional number of months rounded up; and provided that if the eligible option grant had a cliff vesting date that was scheduled to occur after the new option grant date, then the vesting dates of the monthly installments under the new option grant that otherwise would occur before such cliff vesting date instead will be the first monthly vesting date under the new option grant that occurs on or after such cliff vesting date.

•

We will make minor modifications to the vesting schedule of any new options to eliminate fractional vesting (such that a whole number of shares of our common stock subject to the new option will vest on each vesting date). As a result, subject to your continued service with ALX or any of its subsidiaries through the relevant vesting date, (i) the number of shares of our common stock that vest on each vesting date will be rounded down to the nearest whole number of shares as of the first vesting date on which a fractional share otherwise will vest, and (ii) fractional shares, if any, will be accumulated until the first vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional share remaining thereafter accumulated again.

•

If your exchanged option was subject to any accelerated vesting upon certain qualifying terminations of employment or other specified events pursuant to an option agreement or other written agreement between you and ALX or any of its subsidiaries, then the corresponding new option also will be subject to such accelerated vesting to the same extent that the eligible option grant was immediately before being cancelled in the Offer.

In all cases described above, vesting is subject to your continued service to us or any of our subsidiaries through each vesting date and the terms and conditions of the Plan and an option agreement under the Plan. New options will not be exercisable unless and until they vest. Your participation in this Offer and the receipt of new options does not provide any guarantee or promise of continued service with us or any of our subsidiaries.

Example 1

For illustrative purposes only, assume you hold an eligible option grant to purchase 3,600 shares of our common stock granted August 5, 2022, that vested as to 1/4th of the underlying shares on the cliff vesting date of August 5, 2023, and vests as to 1/48th of the underlying shares monthly thereafter on the 5th day of the month, such that the eligible option grant is scheduled to become fully vested on August 5, 2026. Except as may be provided in the Plan, there are no specific accelerated vesting terms that apply to your eligible option grant. Assume also that your eligible option grant is exchanged in the Offer and all new options are granted on December 30, 2024. Under the terms of the Offer, the new option grant will cover 2,880 shares, be entirely unvested and unexercisable upon the new option grant date and have a vesting commencement date of December 30, 2024.

The new option grant will be scheduled to vest, subject to your continued service to us or any of our subsidiaries through the applicable vesting date, with the first vesting date scheduled to be January 30, 2025, and the last vesting date scheduled to be June 30, 2027, as follows.

Scheduled Vesting Dates	Number of Shares of our Common Stock Subject to New Option Grant
The 30th day of each month after the new option grant date (or in the case of a vesting date in February, the 28th day of the month)	96 shares on each such scheduled vesting date

Example 2

For illustrative purposes only, assume you hold an eligible option grant to purchase 4,200 shares of our common stock granted June 13, 2024, that is scheduled to vest as to 1/4th of the underlying shares on the cliff vesting date of June 13, 2025, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the cliff vesting date, such that the eligible option grant is scheduled to become fully vested on June 13, 2028. Except as may be provided in the Plan, there are no specific accelerated vesting terms that apply to your eligible option grant. Assume also that your eligible option grant is exchanged in the Offer and all new options are granted on December 30, 2024. Under the terms of the Offer, the new option grant you receive in exchange for this eligible option grant will cover 3,360 shares, be entirely unvested upon the new option grant date and have a vesting commencement date of December 30, 2024.

The new option grant will be scheduled to vest, subject to your continued service to us or any of our subsidiaries through the applicable vesting date, with the first vesting date scheduled to be June 30, 2025, and the last vesting date scheduled to be June 30, 2028, as follows.

Scheduled Vesting Date	Number of Shares of our Common Stock Subject to New Option Grant
June 30, 2025 (this is the first monthly vesting date of the new option grant that occurs on after June 13, 2025, the cliff vesting date under the eligible option grant)	480 shares on such scheduled vesting date

The 30th day of each month thereafter (or in the case of a vesting date in February, the 28th day of the month) over an additional 36 months following the first vesting date of June 30, 2025	80 shares on each such scheduled vesting date

Adjustments upon certain events

Events occurring before the new option grant date

Although we are not anticipating any merger or acquisition of ALX, if prior to the expiration of the Offer, we merge or consolidate with or are acquired by another entity, you may choose to change your election or withdraw any options which you tendered for exchange, and your options will be treated in accordance with the Plan and your option agreement. Further, if we are acquired prior to the expiration of the Offer, we reserve the right to withdraw the Offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and the Plan, and you will receive no new options in exchange for them. If we are acquired prior to the expiration of the Offer but we (or the successor entity) do not withdraw the Offer, then we (or the successor entity) will notify you of any material changes to the terms of the Offer or the new options, which may include adjustments to the exercise price and number and type of shares that will be subject to the new options.

Under such circumstances, the type of security and the number of shares covered by your new options and the new options’ exercise price would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquirer’s common stock than the number of shares of our common stock subject to the eligible options that you tendered for exchange or than the number of shares of our common stock that otherwise would have been subject to the new options and having a greater or lesser exercise price per share than the exercise price per share that your new options otherwise would have had, had no acquisition occurred.

If another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this Offer. Termination of your employment for this or any other reason before the expiration date or the new option grant date (which is the same calendar day as the expiration date) means that the tender of your options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

Events occurring after the new option grant date

If we are acquired after your exchanged options have been accepted, cancelled, and exchanged for new options, your new options will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms and conditions of our Plan and the option agreement between you and ALX thereunder. If we merge or consolidate with or are acquired by another entity, the transaction could result in a reduction in our workforce. If your employment or other service with us or any of our subsidiaries terminates before part or all of your new options vest (and unless you have any vesting acceleration of your new options in connection with such termination), you will not receive any value from the unvested part of your new options. If this termination of your employment or other service occurs shortly after the new option grant date and before you vest in any of your new options (and you do not have any vesting acceleration of your new options in connection with such termination), you will forfeit your rights to your unvested new options as of the date of your termination of employment or other service and you will not receive any value from those new options.

In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of our common stock or our other securities, or other change in our corporate structure affecting the shares of our common stock occurs (other than any ordinary dividends or other ordinary distributions), the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will appropriately adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits of the Plan.

If we liquidate or dissolve, to the extent not previously exercised or settled, your outstanding options will terminate immediately before the consummation of the dissolution or liquidation. The administrator will notify award holders as soon as practicable prior to the effective date of such proposed liquidation or dissolution.

Our Plan provides that in the event of a merger or change in control of ALX as described in the Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that each such award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The administrator will not be required to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for an award (or a portion of an award), the holder of such award will fully vest in and have the right to exercise such outstanding options or stock appreciation rights (or portion of the award) not assumed or substituted for, including shares as to which such award otherwise would not be vested or exercisable, or with respect to an award of restricted stock or restricted stock units, all restrictions on such award (or portion of the award) not assumed or substituted for will lapse, and, with respect to an award with performance-based vesting (or portion of such award) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the holder of the award and ALX or any of its subsidiaries or parents, as applicable. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement between the award holder and ALX or any of its subsidiaries or parents, as applicable, if an option or stock appreciation right (or portion of such award) is not assumed or substituted in the event of a merger or change in control of ALX, the administrator will notify the holder of such option or stock appreciation right in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period. Awards granted under the Plan may be subject to other terms set forth in a written agreement between the award holder and ALX (or a parent or subsidiary of ALX) governing the terms of such awards in the event of a merger or change in control of ALX, as described in such agreement.

Transferability of options

Unless determined otherwise by the Plan’s administrator, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the holder of such option, only by such holder. If the administrator makes an option transferable, such option will contain such additional terms and conditions as the administrator deems appropriate.

Registration of shares underlying new options

All of the shares of ALX common stock issuable upon exercise of new options have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of ALX for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws.

Tax consequences

You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this Offer.

We strongly recommend that you consult with your own advisers to discuss the consequences to you of this transaction.

10. Information concerning ALX.

Our principal executive offices are located at 323 Allerton Avenue, South San Francisco, California 94080, and our telephone number is (650) 466-7125. Questions regarding this Offer should be directed to Shelly Pinto, our Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer, at (650) 800-6675.

ALX is a clinical-stage immune-oncology company focused on helping patients fight cancer by developing therapies that block the CD47 immune checkpoint and bridge the innate and adaptive immune system. The Company’s lead product candidate, the CD47 blocker evorpacept, is currently in multiple Phase 1 and 2 clinical trials. ALX is developing evorpacept to be a next-generation checkpoint inhibitor designed to have a high affinity for CD47 and to avoid the limitations caused by hematologic toxicities inherent in other CD47 blocking approaches. The Company was founded to address fundamental challenges in blocking CD47 and to realize the full potential of this therapeutic target.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for our fiscal year ended December 31, 2023, and from our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, are incorporated herein by reference. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11. Interests of executive officers and directors; transactions and arrangements concerning the options.

A list of our executive officers and members of our board of directors as of November 26, 2024, is attached to this Offer to Exchange as Schedule A. Non-employee members of our board of directors and the designated officers, including our executive officers, are not eligible to participate in this Offer.

The following table sets forth the beneficial ownership of each of our executive officers and directors of options granted under the Plan that are outstanding as of November 26, 2024. The percentages in the tables below are based on the total number of shares of our common stock subject to outstanding options (i.e., whether or not eligible for exchange) under the Plan, which was 10,587,765 shares as of November 26, 2024.

Name	Position	Number of shares covered by outstanding options granted under our equity plans	Percentage of total outstanding options under our equity plans
Jason Lettmann	Chief Executive Officer and Director	1,458,217	13.8%
Jaume Pons, Ph.D.	President and Chief Scientific Officer	2,090,812	19.7%
Shelly Pinto	Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer	257,000	2.4%
Alan Sandler, M.D.	Chief Medical Officer	640,400	6.0%
Scott Garland	Director	54,309	0.5%
Corey Goodman, Ph.D.	Director	88,417	0.8%
Rekha Hemrajani	Director	151,786	1.4%

Neither we nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock, or in transactions involving our common stock during the 60 days before and including December 1, 2024.

Except as otherwise described in this Offer or in our filings with the SEC, other than outstanding options to purchase common stock and restricted stock units granted from time to time pursuant to the Plan or stock purchase rights granted from time to time pursuant to our employee stock purchase plan, neither we nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

12. Status of options acquired by us in the Offer; accounting consequences of the Offer.

Exchanged options that we acquire through the Offer will be cancelled and the shares of our common stock subject to those options will be returned to the pool of shares of our common stock available for grants of awards under the Plan, including any new options granted under the Offer. To the extent shares returning to the Plan are not fully reserved for issuance upon receipt of the new options to be granted in connection with the Offer, the shares will be available for issuance pursuant to future equity awards to employees and other eligible Plan participants without further stockholder action, except as required by applicable law or the rules of Nasdaq or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

We have adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“Topic 718”). Under Topic 718, the Offer with respect to all eligible options is considered a modification of those options exchanged and as a result we may be required to recognize incremental compensation expense, if any, resulting from the new options granted in the Offer. The incremental compensation will be measured as the excess, if any, of the fair value of each new option granted to employees in exchange for the exchanged options, measured as of the date the new options are granted, over the fair value of the eligible options exchanged for the new options, measured immediately prior to the exchange. This incremental compensation expense will be recognized over the remaining requisite service period of the new options. In the event that any of the new options are forfeited prior to their vesting due to termination of employment or other service, any incremental compensation expense of the forfeited new options will not be recognized. We also may incur incremental compensation expense resulting from fluctuations in our stock price between the time the exchange ratio (with respect to eligible options held by eligible officers) were set before the Offer began, and when the exchange actually occurs on the date the Offer expires.

13. Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible options and issuance of new options as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approvals or notice filings or other actions be required, we presently contemplate that we will seek such approvals, make such filings or take such other actions. However, we cannot assure you that we will seek such approvals, make such filings or take such other actions or that any such approvals, filings or other actions, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approvals, to make such filings or take any other actions would result in adverse consequences to our business. Our obligation under the Offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new options or required to obtain a license or regulatory permit or make any other filing before granting new options on the new option grant date, we will not grant any new options, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new option grant date, we will not grant any new options, and you will not receive any other benefit for the options you tendered.

14. Material income tax consequences.

Material U.S. federal income tax consequences

The following is a general summary of the material U.S. federal income tax consequences of participating in the exchange of options pursuant to the Offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state, and local tax consequences for each eligible employee will depend upon his or her individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

We recommend that you consult your own tax adviser with respect to the U.S. federal, state, and local tax consequences of participating in the Offer, as the tax consequences to you are dependent on your individual tax situation.

New options

Eligible employees whose outstanding eligible options are exchanged for new options under the Offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event.

All new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether the corresponding eligible options cancelled in the Offer consisted of incentive stock options and/or nonstatutory stock options.

Under the U.S. tax rules governing incentive stock options, if an offer to modify an incentive stock option remains outstanding for 30 or more calendar days, then the incentive stock option is deemed modified regardless of whether you participate in the offer. The Offer may remain open for 30 or more calendar days if the Offer is extended. In that case, any eligible options that are incentive stock options that you do not exchange will nonetheless be deemed modified, and the holding period for such options will restart. Accordingly, in order to receive favorable tax treatment with respect to any such incentive stock option, you would be required not to dispose of any shares of our common stock acquired with respect to the incentive stock option until the passage of more than two years from the date this Offer commenced (December 2, 2024) (i.e., the date of the deemed modification) and more than one year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the option shares’ exercise price will be treated as long-term capital gain. For more detailed information, please see the information below.

Incentive stock options

Under current U.S. tax laws, an option holder generally will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, the exercise of an incentive stock option may affect an option holder’s alternative minimum taxable income. Upon exercise of an incentive stock option, the option holder will be required to include the amount equal to the excess of the fair market value of the exercised shares on the date of exercise over their exercise price as an adjustment item in the determination of any alternative minimum tax. However, if the option holder disposes of the exercised shares in the same calendar year as the date of exercise of the incentive stock option, then no adjustment will be made in determining such alternative minimum tax. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two years after the date the incentive stock option was granted; and

•	more than one year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the option shares’ exercise price will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the option shares’ exercise price will be treated as ordinary income to the option holder at the time of the disposition. Any additional gain generally will be taxable at long-term or short-term capital gain rates, depending on whether the option holder has held the shares for more than one year.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of ordinary income taxable to the option holder.

Nonstatutory stock options

Under current U.S. tax laws, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the nonstatutory stock option, the excess of the fair market value of the option shares exercised on the date of exercise over the option shares’ exercise price generally will be compensation income taxable to the option holder.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the exercised shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time the option holder recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If the option holder was an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

We recommend that you consult your tax adviser with respect to the U.S. federal, state, and local tax consequences of participating in the Offer.

15. Extension of Offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the Offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e 4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer. As a reminder, if a particular option grant expires after the beginning of the offering period, but before the cancellation date, that particular option grant is not eligible for exchange. Therefore, if we extend the Offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the Offer expires after such originally scheduled expiration date, but before the actual expiration date under the extended Offer, that option would not be eligible for exchange.

The minimum period during which the Offer will remain open following material changes in the terms of the Offer or in the information concerning the Offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this Offer or the consideration being offered by us for the eligible options in this Offer, the Offer will remain open for at least 10 U.S. business days from the date of notice of such modification. If any term of the Offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offering period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16. Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this Offer.

17. Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024;

•

Our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2024, filed with the SEC on November 7, 2024, for our fiscal quarter ended June 30, 2024, filed with the SEC on August 12, 2024, and for our fiscal quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 13, 2020, including any amendment or report filed for the purpose of updating such description;

•

The information contained in our Current Reports on Form 8-K, filed with the SEC on November 7, 2024, and November 14, 2024, except to the extent that information therein is furnished and not filed with the SEC; and

•	Our definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of stockholders, filed with the SEC on April 22, 2024.

Our SEC filings also are available to the public on the SEC’s website at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to Julia Leontyeva, our Corporate Controller, at ALX Oncology Holdings Inc., 323 Allerton Avenue, South San Francisco, California 94080, or telephoning Ms. Leontyeva at (650) 800-6675.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this Offer.

18. Financial statements.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2023, and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K for our fiscal year ended December 31, 2023, and from our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange titled “Additional information.”

We had a book value per share of $2.59 on September 30, 2024 (calculated using the book value as of September 30, 2024, divided by the number of outstanding shares of our common stock as of September 30, 2024).

19. Miscellaneous.

We are not aware of any jurisdiction in which the Offer is made where the making of the Offer is not in compliance with applicable law. We may become aware of one or more jurisdictions where the making of the Offer is not in compliance with valid applicable law. If we cannot or choose not to comply with such law, the Offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the Offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer to Exchange and in the related Offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

ALX Oncology Holdings Inc.

December 2, 2024

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF ALX ONCOLOGY HOLDINGS INC.

The executive officers and directors of ALX Oncology Holdings Inc. as of December 2, 2024, are set forth in the following table:

Name	Position and Offices Held
Jason Lettmann	Chief Executive Officer and Director
Jaume Pons, Ph.D.	President and Chief Scientific Officer
Shelly Pinto	Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer
Alan Sandler, M.D.	Chief Medical Officer
Scott Garland	Director
Corey Goodman, Ph.D.	Director
Rekha Hemrajani	Director

The address of each executive officer and director is: c/o ALX Oncology Holdings Inc., 323 Allerton Avenue, South San Francisco, California 94080. The non-employee members of our board of directors and our executive officers are not eligible to participate in this Offer.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION

OF ALX ONCOLOGY HOLDINGS INC.

Selected Financial Data

The following selected financial data should be read in conjunction with our audited financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 7, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 7, 2024, both of which are incorporated herein by reference. Our summary statements of operations data for the nine months ended September 30, 2024 and 2023 and the selected balance sheet data as of September 30, 2024 and December 31, 2023 are derived from our unaudited interim condensed financial statements included in our Form 10-Q for the quarter ended September 30, 2024. Our summary statements of operations data for the years ended December 31, 2023 and 2022 are derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. Our historical results are not necessarily indicative of results to be expected for any future period. The summary financial data in this section are not intended to replace our audited and unaudited consolidated financial statements and related notes.

	Nine Months Ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(unaudited)
	(in thousands except for per share data)
Statements of Operations Data:
Operating expenses:
Research and development	$92,841	$100,011	$141,795	$98,400
General and administrative	19,013	22,244	28,483	29,036

Loss from operations	(111,854)	(122,255)	(170,278)	(127,436)
Interest income	7,488	7,654	10,649	4,278

Interest expense	(1,302)	(1,150)	(1,565)	(238)

Other income (expense), net	(19)	418	389	(22)

Net loss	$(105,687)	$(115,333)	$(160,805)	$(123,482)

Net loss per share, basic and diluted	$(2.05)	$(2.82)	$(3.74)	$3.03

Weighted-average shares used to compute net loss per share, basic and diluted	51,544,501	40,963,015	42,987,767	40,699,612

	As of September 30, 2024	As of December 31, 2023
	(unaudited)
	(in thousands)
Balance Sheet Data:
Total current assets	$155,895	$188,659
Total assets	185,715	242,553
Total current liabilities	32,340	36,001
Total liabilities	48,908	52,841
Accumulated deficit	(591,959)	(486,272)
Total stockholders’ equity	136,807	189,712

B-1